Exhibit 5.1

ד“ר ליפא מאיר	דנית רימון	גרגורי אירגו	ישי לבנון	ISHAY LEVANON	GREGORY IRGO	DANIT RIMON	DR. LIPA MEIR
צוריאל לביא	ד“ר יריב אילן	יצחק אנידגר	שחף רוט-קליין	SHAHAF ROTH-KLEIN	ISAAC ANIDJAR	DR. YARIV ILAN	ZURIEL LAVIE
אלון פומרנץ	עידית אייזדורפר (I)	דור אבינרי	יפית ממיסטבלוב	YAFIT MAMISTVALOV	DOR AVINERY	IDIT EISDORFER (I)	ALON POMERANC
ארתור מוהר (I)	אדמית כהן-וינשטוק	איילת רם	עידו זבורוף	IDO ZABOROF	AYELET RAM	ADMIT COHEN-WEINSHTOK	ARTHUR MOHER (I)
עוזי מור	מאיר אלבוים	ליהי אלימלך	ניר דפני	NIR DAFNI	LIHI ELIMELECH	MEIR ELBAUM	UZI MOR
גרי קופלוביץ	טלי לב (II/III)	רעות בייץ	עדן בן לולו	EDEN BEN LULU	REUT BEITZ	TALI LEV (II/III)	GARY COPELOVITZ
גד אזור	סילביה גל-יהב	ניר מנחם	טל מורג	TAL MORAG	NIR MENAHEM	SYLVIA GAL-YAHAV	GAD AZOR
ארז דר לולו	אסף אילוז	קרן בוצר	גד קרן	GAD KEREN	KEREN BOZER	ASAF ILUZ	EREZ DAR LULU
יריב שלום	שי תמר	לילך הוק	שיר דיגמי-טל	SHIR DIGMI-TAL	LILACH HOEK	SHAY TAMAR	YARIV SHALOM
רונן בהרב	רועי אייז	איתמר ליפנר	צח כהן	TZAH COHEN	ITAMAR LIPPNER	ROY AIZ	RONEN BAHARAV
ד“ר זיו פרייז (II)	ד“ר גאי כרמי	גיא משולם	נוף שדה	NOF SADEH	GUY MESHULAM	DR. GUY CARMI	DR. ZIV M. PREIS (II)
מיכל שורץ	נופר טפליץ	יוני שטינמץ	תם פישר	TOM FISHER	YONI SHTAINMETZ	NUPHAR TEPLIZ	MICHAL SCHWARTZ
שבתאי מיכאלי	יוסי מנדלבאום	אלה בן-דור	דפנה הורוביץ	DAFNA HOROVITZ	ELLA BEN-DOR	YOSSI MANDELBAUM	SHABTAI MICHAELI
איתן שמואלי	שמרית כרמי-נעמת	טל אסולין-מנחמוב			TAL ASULIN-MENAHEMOV	SHIMRIT CARMY NAAMAT	EITAN SHMUELI
שירלי יפרח-אזור	עומר מאירי	יותם וייס			YOTAM WEISS	OMER MEIRI	SHIRLEY IFRACH-AZOR
ד“ר ציפי איסר איציק	רוני שבס	רימון דיין			RIMON DAYAN	SHEVES RONI	DR. TZIPI ISER ITSIQ
גלי אופינסקי	קרנית אקריש	תום ניסני	ד“ר יהודה בן מאיר (IV)	DR. YEHUDA BEN-MEIR (IV)	TOM NISSANI	KARNIT AKRISH	GALI OPINSKY
דוד וינשטיין	יערה פרוינד	ארז גולן (נעים)	ד“ר אירית מבורך (IV)	DR. IRIT MEVORACH (IV)	EREZ GOLAN (NAIM)	YAARA FRUEND	DAVID WEINSTEIN

2 WEIZMANN ST. TEL AVIV 6423902 ISRAEL, BET AMOT HASHKAOT, FAX:+ 972-3-6070666 :פקס PHONE: +972-3-6070600

:ויצמן 2 ת"א 6423902, בית אמות השקעות, טלפון

February 15, 2019

Foresight Autonomous Holdings Ltd.

7 Golda Meir Str.

Ness Ziona 7403650

Israel

Re: Foresight Autonomous Holdings Ltd.

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on behalf of Foresight Autonomous Holdings Ltd. (the “Company”), relating to 19,531,288 of the Company’s Ordinary Shares, no par value per share, under the Foresight Autonomous Holdings Ltd. 2016 Equity Incentive Plan (the “Plan”).

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

In connection with this opinion, we have examined such corporate records, other documents, and such questions of Israeli law as we have considered necessary or appropriate. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the due constitution of the Board of Directors of the Company.

Based on the foregoing and subject to the qualifications stated herein, we advise you that in our opinion, the shares issuable under the Plan have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

Sincerely yours,

/s/ Lipa Meir & Co

WWW.LIPAMEIR.CO.IL	EMAIL: LAW@LIPAMEIR.CO.IL	MEMBER: ALLYLAW
(I) NOTARY (II) ADMITTED IN NY (III) ADMITTED IN ENGLAND (IV) OF COUNSEL	(I) נוטריון (II) רשיון עו”ד בניו יורק (III) רשיון עו”ד באנגליה (IV) יועץ